CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXHIBIT 23.1

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197444) of Rexnord Corporation of our report dated June 29, 2015 with respect to the financial statements and supplemental schedule of the Rexnord LLC 401(k) Plan, which appears in this Form 11-K for the year ended December 31, 2014.

/s/ Rubin Brown LLP
Overland Park, Kansas
June 29, 2015